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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of NFO Worldwide, Inc. for the registration of shares of common stock of The Interpublic Group of Companies, Inc. and to the incorporation by reference therein of our report dated February 3, 1999, with respect to the consolidated financial statements of International Public Relations plc which is included in the Annual Report
(Form 10-K) of The Interpublic Group of Companies, Inc. for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG

February 28, 2000
London, England